Exhibit 99.1

            News Release

FOR IMMEDIATE RELEASE

Contact:	At Dresner Corporate Services
Robert L. Johnson, Chairman & CEO Curt Kollar, CFO	Steve Carr 312-780-7211
706-645-1391	scarr@dresnerco.com
bjohnson@charterbank.net or ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES ACQUISITION OF
THE FIRST NATIONAL BANK OF FLORIDA

WEST POINT, Georgia, September 9, 2011—Charter Financial Corporation (NASDAQ: CHFN) announced today that its wholly owned subsidiary, CharterBank, has entered into a definitive agreement with the Federal Deposit Insurance Corporation ("FDIC") to assume the deposits and certain assets of The First National Bank of Florida, a full-service bank with eight locations in the Florida Panhandle.  The Office of the Comptroller of the Currency declared The First National Bank of Florida in Milton, Florida, closed today and appointed the FDIC as receiver for The First National Bank of Florida. CharterBank entered into a purchase and assumption agreement whereby CharterBank assumed all of the deposits and substantially all of the assets of The First National Bank of Florida.  The purchase and assumption transaction includes loss share coverage of 80% of losses incurred on the disposition of loans and foreclosed real estate.

All of the branches of The First National Bank of Florida will reopen as branches of CharterBank at their next regularly scheduled hours of operation on either Saturday, September 10, 2011 or Monday, September 12, 2011.  All depositors of The First National Bank of Florida will automatically become depositors of CharterBank, and deposits will continue to be insured by the FDIC.  This transaction marks CharterBank’s third FDIC assisted acquisition after which CharterBank will now operate locations in Georgia, Alabama, and Florida Panhandle.

Robert L. Johnson, Charter Financial CEO, commented, "We welcome the customers and employees of The First National Bank of Florida to the CharterBank family. Customers can be confident that their deposits are safe and readily available.  CharterBank is firmly rooted in small town banking and has a rich history of serving and bringing out the best from its communities since its founding in 1954."

As a result of The First National Bank of Florida acquisition, CharterBank will assume approximately $253.0 million in total deposits and $189.5 million in total loans.

Stifel, Nicolaus & Company, Incorporated served as financial advisor to Charter Financial Corporation in the transaction.

About Charter Financial Corporation

Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a growing full-service community bank. Charter Financial Corporation is in the mutual holding company structure. CharterBank is headquartered in West Point, Georgia, and operates branches in West Central Georgia, the Florida Panhandle and East Central Alabama. CharterBank’s deposits are insured by the Federal Deposit Insurance Corporation.

Forward-Looking Statements
This release contains “forward-looking statements” that may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong.  They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties.  Consequently, no forward-looking statements can be guaranteed.  Except as required by law, the  Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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